Prospectus Supplement                         Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated July 2, 1998)                  Registration No. 333-53157






                                Centocor, Inc.

                                 $460,000,000
              4 3/4% Convertible Subordinated Debentures due 2005
                 (Interest Payable August 15 and February 15)


     This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell Centocor debentures those persons own.

                            SELLING SECURITYHOLDERS

     The information set forth in the table under the caption "Selling Securityholders" in the Centocor prospectus dated July 2, 1998, relating to Centocor's 4 3/4% Convertible Subordinated Debentures due 2005, as supplemented on July 9, 16 and 29, 1998, August 4, 11, 18 and 24, 1998, September 1, 3, 15, 21 and 24, 1998, October 1, 13, 14 and 20, 1998, November
9, 12, 16, 20 and 30, 1998, December 3, 17, and 29, 1998, January 4 and 6,
1999, February 17, 1999, March 3, 11, 16, 22 and 25, 1999, April 26 and 30,
1999, May 17 and 26, 1999, June 15, 1999, July 28 and 30, 1999, August 17 and
20, 1999, September 9 and 29, 1999, December 29, 1999, March 31, 2000, April
17, 2000 and May 5, 2000, is supplemented to add the following:


                              Principal                              Principal
                               Amount          Percentage of           Amount
Name of Selling             Beneficially        Outstanding       Registered for
Securityholder (1)             Owned($)     Centocor Debentures   Sale Hereby($)
------------------          ------------    -------------------   -------------

Associated Electric & Gas      350,000                *               350,000
Insurance Services Limited


---------------

(1)    The information set forth herein is as of August 1, 2000.


   * Represents beneficial ownership of less than 1% of the aggregate principal amount of Centocor debentures outstanding as of August 1, 2000.




                 The date of this prospectus is August 1, 2000.